AMERICA WEST-US AIRWAYS MERGER Q & A

This Q&A has been prepared to respond to frequently asked questions about the merger agreement between America West Holdings Corporation and US Airways Group, Inc.

Structure of the Deal

Why is a combination of America West and US Airways a good fit?
*  A consolidated US Airways-America West Airlines will be the first nationwide low-cost, low-fare network airline, offering customers simplified pricing, international scope and amenities that include an attractive frequent flyer program, airport clubs, assigned seating and First Class upgrades.

*  US Airways and America West have complementary route networks and similar aircraft fleets, which all help to make integration easier and help customers, shareholders and employees realize the benefits more quickly. The combined companies are anticipated to generate $600 million in annual cost savings and revenue synergies.

How will combining these two companies create one stronger airline?
*  With the support and participation of new equity investors and business partners, the new company will be one of the industry's most financially stable carriers, with more than $10 billion in annual revenues and one of the healthiest balance sheets in the industry. This would include a total cash balance of more than $2 billion at closing to withstand the intense competition and higher fuel prices which are expected to challenge the airline industry for the foreseeable future.

How is the merger agreement structured?
*  The airline's strong cash balance is created through a combination of current cash on hand at US Airways/America West, $350 million of new equity commitments (which may be supplemented with additional commitments), and proceeds from a contemplated $150 million rights offering. In addition, the merged airline will receive cash infusions of over $1.5 billion, principally from partners and suppliers (approximately $675 million), asset-based financings or sales of surplus aircraft (approximately $250 million) and release of certain cash reserves (approximately $200-$300 million).

What is your plan to combine the cultures and operations of the two companies?
*  The merged companies will operate under the US Airways brand. Eventually, US Airways' Arlington, Virginia headquarters will be consolidated into America West's Tempe, Arizona, corporate office. For two to three years, America West and US Airways will maintain separate operating certificates.

*  A schedule for integrating contracts of represented employees has not been determined. Working closely with the FAA and the respective unions of the two airlines, we will develop a timetable for integration and defer to the protocols of the labor groups as to seniority integration. Should there be any competing interest as to which union might represent a workgroup, the National Mediation Board would establish those facts and procedures.

Why did you choose the US Airways brand?
*  Both names are well recognized in the industry, however, since the new company will offer coast-to-coast service, across the Atlantic and throughout the Caribbean, the US Airways name has greater global brand recognition.

What synergies and efficiencies do you expect from the merged companies? Where will you find the additional cost savings and revenue synergies?
*  Increased feed into the combined US Airways and America West network and an enhanced position in secondary markets where neither carrier currently has much of a presence will generate substantial new revenue.

*  We also expect to achieve significant cost savings by combining airport facilities, including gates and ticket counters, other office space as well as US Airways' corporate offices in Arlington, Virginia, duplicate positions, and technology overhead.

*  Finally, we will right size the carriers' combined fleet and retire some aircraft that cannot support profitable flying, saving on aircraft lease, fuel, maintenance, and other operating costs.

Will any cities served today by America West and US Airways lose service?
*  This transaction is built on the assumption that existing hubs in Charlotte, Philadelphia and Phoenix, a secondary hub in Las Vegas, and focus city operations at Boston, Fort Lauderdale, New York, Pittsburgh, and Washington, D.C., remain, and that the airline will continue to fly largely to the cities currently served. Market conditions, such as fuel prices, operating costs and revenue yields will dictate what future cities are served by the combined airline.

What will the combined airline fleet look like?
*  The combined airline will operate a mainline fleet of 361 planes (supported by a regional jet fleet of 239 planes and 57 turboprops as feed into the mainline system), down from a total of 419 aircraft operated by both airlines at the beginning of 2005. US Airways projects returning 25 additional aircraft by the end of 2006, in addition to the 46 aircraft that US Airways already has announced it plans to return. The combined airline also will take delivery of 13 Airbus A320s family aircraft previously ordered by America West Airlines, as well as reschedule some later Airbus deliveries.

When do you expect to integrate the operations of both carriers?
*  For regulatory purposes, we anticipate both airlines will operate under separate certificates for a transition period of two to three years, keeping flight crew, maintenance and safety procedures for each airline separate. We will work closely with the unions of both companies, as well as the FAA, to develop a timetable for integration. Should there be any competing interest as to which union might represent a workgroup, the National Mediation Board will establish those procedures.

*  To ensure that the substantial consumer benefits are realized quickly, the airlines will work together to coordinate schedules, pricing, frequent flyer and other marketing programs under the US Airways brand as soon as practical once all regulatory approvals are received.

What happens to shares of existing stocks in US Airways and America West? Will new common stock be issued?
*  The transaction anticipates that the existing shares of US Airways stock will be cancelled and shares of the new company will be distributed to existing America West shareholders, stakeholders of US Airways, and the new equity investors.Need Answer

Who will run the new company?
*  America West Chairman, President, and Chief Executive Officer Doug Parker will become US Airways' president and CEO, and the management team will be comprised of members of the two airlines.

Customers

How will customers benefit from this merger?
*  This agreement will create the first nationwide full service low-cost, low-fare network airline, with service extending from coast-to-coast, as well as Canada, Mexico, the Caribbean, Latin America and Europe, providing enhanced competition and more choices for airline passengers and shippers.

Will customers have to do anything different as a result of this announcement?
*  Until regulatory approval, it will be business as usual for US Airways and America West customers. We will continue to operate and market our service separately. Once regulatory approval is received, we will begin combining frequent flyer programs, co-locating airport gates and ticket counters, integrating Web sites, and implementing other sales and marketing enhancements.

Will a US Airways ticket be honored on America West and vice versa? What about reciprocal frequent flyer benefits?
*  Until regulatory approval, we will continue to operate independently, with no joint ticketing, marketing or customer benefits offered.

Will the merged airlines participate in the Star Alliance and the codeshare agreement with United Airlines?
*  The merger envisions continued participation in the Star Alliance and code sharing with United Airlines. Now that the merger agreement is complete and announced, we can begin discussions with Star Alliance carriers and United to address the issues.

Government/Regulatory

Does the Air Transportation Stabilization Board (ATSB) have to approve this merger?
*  Since both America West and US Airways have loans that are guaranteed by the federal government, we have kept the ATSB fully informed of our discussions. We will now be in negotiations with the ATSB on how the combined loans of the two companies will be treated after US Airways' emergence from Chapter 11 and the transaction is completed.

What other government approvals are required?
*  The U.S. Department of Justice will review the competitive nature of the transaction under the Hart-Scott-Rodino Act. The U.S. Department of Transportation has regulatory oversight as it relates to ownership, economic fitness, and international route authority, among other matters. And the U.S. Securities and Exchange Commission has oversight over the financial transaction, since both companies are publicly traded. We will be quickly filing the necessary paperwork and supporting documentation and pledged all available resources in order to ensure a speedy regulatory review. Because of the pro-competitive nature of the transaction and the prospect of spreading the many public benefits of a national, low-cost, low-fare airline to more cities, we are hopeful of prompt regulatory action.

How is this deal any different from past merger attempts that regulators called anti-competitive?
*  Mergers and other transactions must be reviewed on their own merits, and not on the strengths or flaws of past transactions. This is a merger of the nation's seventh and eighth largest airlines that creates the nation's sixth largest airline as measured by available seat miles (ASMs). The important point here are the numerous benefits associated with this transaction for consumers and the communities we serve. This is a pro-competitive, pro-consumer transaction, with little overlap and the prospects of bringing enhanced competition and low fares to more cities.

Employees

What does this merger mean for employees of the two airlines?
*  The combination of US Airways and America West secures a more stable company with a stronger balance sheet and a more vibrant network.

*  The combined airline creates a new business model that will provide more choice for consumers, and position the company on a long-term path of stability and growth.

What role will the two airline's labor unions have in working with the companies on the merger?
*  We plan to work closely with the respective labor groups -- first to answer their questions, and later to implement the merger. Our goal is to preserve jobs and build upon the professionalism of our collective work force. However, this transaction does not require any labor union approval. And we need to be clear -- the investors and financial supporters of this transaction are participating because we built a strong business plan, including long-term competitive labor costs, which both airlines currently have. Keeping those competitive labor costs are a cornerstone of this plan.

What unions represent the respective workers?
Employee Group	America West	US Airways
Pilots	ALPA	ALPA
Flight Attendants	AFA-CWA	AFA-CWA
Mechanics and Related	IBT	IAM
Fleet Service	TWU	IAM
Passenger Service	IBT	CWA
Maintenance Training Specialists	None	IAM
Dispatchers	TWU	TWU
Flight Crew Training Instructors	None	TWU
Flight Simulator Engineers	None	TWU

What facilities, for example reservations and maintenance bases, are expected to be combined and/or closed?
*  We are in the process of evaluating our facility needs and we will make determinations regarding those facilities based on the needs of the combined company.

Will there be layoffs? Will employees whose jobs will be eliminated as a result of the merger receive severance package?
*  It is possible that some layoffs will occur, but our plan is to minimize furloughs by managing through retirement and attrition. The majority of employees at both airlines are expected to maintain their jobs, or be offered employment in the new company.

Where do you expect job cuts to occur, and how soon?
*  While job cuts will be limited, and the vast majority of employees at both airlines are expected to maintain their jobs or be offered employment in the new company, we expect to gain near-term efficiencies by combining sales and marketing, technology, finance, purchasing and other administrative functions. We will begin working to integrate those functions as soon as practical.

When would you begin integrating the company seniority lists?
*  Until regulatory approval of this deal, we cannot implement any integration programs. In addition, once any representation issues are resolved, we will work within the confines of each union's merger policy or the seniority integration provisions of Allegheny-Mohawk Labor Protection Provisions, as applicable. So for now, it would be business as usual for US Airways and America West employees.

US Airways Only Questions

Given that there will be a competitive bidding process, do you expect to receive other offers?
*  Both companies are fully committed to this merger and we expect this transaction to be the platform for the US Airways Plan of Reorganization and its eventual emergence from Chapter 11. However, the bankruptcy court process requires that other potential investors be given the opportunity to review this transaction and its terms, and to offer a competing bid, if they so choose. It would be inappropriate to comment further on what could happen through the bankruptcy process.

Given the recent management departures at US Airways, are any steps being taken to retain executives and managers at the airline?
*  We have filed with the bankruptcy court a transaction severance plan and limited retention plan for management and non-contract employees. The plan, which requires court approval, covers 25 US Airways officers and 1,873 salaried employees.

*  The severance program will only take effect if US Airways employees stay with the company and their job is eliminated. If the employee leaves voluntarily, no severance will be paid. The company's severance program is subject to U.S. Bankruptcy Court Approval.

Additional Employee Questions

Will employees keep their pass benefits?
*  We recognize the importance of pass travel to our employees, so we anticipate quickly consolidating that privilege.

Will medical and benefit plans change?

*  Once we receive regulatory approval, we will begin the process of consolidating employee benefit programs from both airlines for the non-union workforce, and work with our labor unions on the benefits they receive under the respective contracts

Are there restrictions for communicating with America West employees?
*  Normal course of business communications can take place, but apart from that, only integration teams should be communicating with each other. Any planning between the two companies should take place only with the approval of authorized managers and no actual integration or merger of activities. Employees will be kept informed as to when full-scale integration can begin.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a registration statement, including a proxy statement of America West, and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement (when available) as well as other filed documents containing information about US Airways and America West at http://www.sec.gov, the SEC's website. Free copies of America West's SEC filings are also available on America West's website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Airlines 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways' SEC filings are also available on US Airways' website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22224.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

America West, US Airways and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West's stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meetings filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 2, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.